                                                              Exhibit 99.B(J)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Trustees and Shareholders:
ING Variable Insurance Trust


We consent to the references to our firm under the heading "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

                          /s/KPMG LLP


Boston, Massachusetts
August 25, 2005